Filed Pursuant to Rule 433 Registration No. 333-121744 May 24, 2006

New Issue	STRUCTURED EQUITY PRODUCTS
Indicative Terms

Reverse Convertible Note Securities

THE BEAR STEARNS COMPANIES INC.

INVESTMENT HIGHLIGHTS

1-year term to maturity.

•	Three separate Note offerings; each linked to one of the listed common stocks (i.e., each, a “Reference Asset”) identified below. You may elect to participate in any or all of the Note offerings.
•	Each of the Notes pays an annualized fixed rate coupon; payments are made quarterly in arrears.
•	Each of the Notes is a direct obligation of The Bear Stearns Companies Inc. (Rated A1 by Moody’s / A by S&P).
•	Issue price for each Note offering: 100% of principal amount ($1,000).
•

Each of the Notes is not principal protected if: (i) the Trading Level of the applicable Reference Asset ever equals or falls below the applicable Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset.

•

None of the Notes participates in the upside of the Reference Asset. Even if the Final Level of the Reference Asset exceeds the Initial Level of the Reference Asset, your return will not exceed the principal amount invested plus the coupon payments.

Reference Assets (for each of three separate Note offerings)	Symbol	Term to Maturity	Coupon Rate		Contingent Protection Level	Initial Public Offering Price
Advanced Micro Devices, Inc., common stock, par value $0.01 per share, traded on the NYSE	AMD	1-year	[15.0]	%	[80]% of the Initial Level	100%
D.R. Horton, Inc., common stock, par value $0.01 per share, traded on the NYSE	DHI	1-year	[13.0]	%	[80]% of the Initial Level	100%
XM Satellite Radio Holdings Inc., common stock, par value $0.01 per share, traded on Nasdaq	XMSR	1-year	[14.0]	%	[70]% of the Initial Level	100%

STRUCTURED PRODUCTS GROUP

The issuer has filed a registration statement (including a prospectus) with the SEC for the three offerings to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and these offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offerings will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

Bear, Stearns & Co. Inc.

STRUCTURED PRODUCTS GROUP

(212) 272-6928

GENERAL TERMS FOR NOTE OFFERING

This free writing prospectus relates to three separate offerings of Notes each linked to a different Reference Asset. The purchaser of a Note will acquire a security linked to a single Reference Asset (not to a basket of Reference Assets). You may participate in any one of the three Note offerings or, at your election, in more than one such offering. We reserve the right to withdraw, cancel or modify the offerings and to reject orders in whole or in part. Although each Note offering relates to only one of the securities identified below as Reference Assets, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any such Reference Asset or as to the suitability of an investment in any of the Notes.

ISSUER:	The Bear Stearns Companies Inc.
ISSUER’S RATING:	A1 / A (Moody’s / S&P)
PRINCIPAL AMOUNT:	To be disclosed in the final pricing supplement.
DENOMINATIONS:	$1,000 per Note and $1,000 multiples thereafter.
REFERENCE ASSETS:

(1) The common stock of Advanced Micro Devices, Inc., par value $0.01 per share, traded on the New York Stock Exchange, Inc. (“NYSE”) under the symbol “AMD.”

(2) The common stock of D.R. Horton, Inc., par value $0.01 per share, traded on the NYSE under the symbol “DHI.”

(3) The common stock of XM Satellite Radio Holdings Inc., par value $0.01 per share, traded on The Nasdaq Stock Market (“Nasdaq”) under the symbol “XMSR.”

SELLING PERIOD ENDS:	June [14], 2006
PRICING DATE:	June [14], 2006
SETTLEMENT DATE:	June [19], 2006
CALCULATION DATE:	June [14], 2007
MATURITY DATE:	June [19], 2007
COUPON RATE (PER ANNUM):	See cover page for applicable coupon rate, calculated on the basis of a 360 day year of 12 equal 30-day months.
CONTINGENT PROTECTION LEVEL:	See cover page for applicable Contingent Protection Level.
CONTINGENT PROTECTION PRICE:	(Contingent Protection Level x Initial Level).
AGENT’S DISCOUNT:	[•]% , to be disclosed in the final pricing supplement.
CASH SETTLEMENT VALUE:

We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Trading Level of the applicable Reference Asset never equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of the applicable Reference Asset is equal to or greater than the Initial Level of the applicable Reference Asset.

However, if both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the applicable Reference Asset: (i) the Trading Level of the applicable Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset. In that event, we, at our option, will either: (i) physically deliver to you an amount of the applicable Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the applicable Reference Asset. It is our intent to physically deliver the applicable Reference Asset when applicable, but we reserve the right to settle the Note in cash.

INTEREST PAYMENT DATES:	The [19th] day of each September, December, March and June until maturity, commencing on September [19], 2006, to be disclosed in the final pricing supplement.
INITIAL LEVEL:	For each Note offering, the Closing Price of the applicable Reference Asset on the Pricing Date.
FINAL LEVEL:	For each Note offering, the Closing Price of the applicable Reference Asset on the Calculation Date.
EXCHANGE RATIO:	Equals $1,000 divided by the Initial Level (rounded down to the nearest whole number, with fractional shares to be paid in cash), to be disclosed in the final pricing supplement.
FRACTIONAL SHARE CASH AMOUNT:

An amount in cash per Note equal to the Final Level multiplied by the difference between (x) $1,000 divided by the Initial Level (rounded to the nearest three decimal places), and (y) the Exchange Ratio.

CUSIP:

For the Note linked to the common stock of Advanced Micro Devices, Inc.: [•]

For the Note linked to the common stock of D.R. Horton, Inc.: [•]

For the Note linked to the common stock of XM Satellite Radio Holdings Inc.: [•]

Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this document together with the prospectus, dated February 2, 2005 (the “Prospectus”), as supplemented by the prospectus supplement, dated February 16, 2006 (the “Prospectus Supplement”). You should carefully consider, among other things, the matters set forth in “Risk Factors” and “Risk Factors - Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the Prospectus Supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The Prospectus and Prospectus Supplement may be accessed on the SEC Web site at www.sec.gov as follows: http://www.sec.gov/Archives/edgar/data/777001/000104746906002070/a2167609z424b2.htm

SELECTED RISK CONSIDERATIONS

The following highlights some, but not all, of the risk considerations relevant to investing in the Notes. The following must be read in conjunction with the sections “Risk Factors” and “Risk Factors - Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset,” beginning on pages S-5 and S-12, respectively, in the Prospectus Supplement.

•

Suitability of Note for Investment  — A person should reach a decision to invest in the Notes after carefully considering, with his or her advisors, the suitability of the Notes in light of his or her investment objectives and the information set out in the Pricing Supplement. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

•

Not Principal Protected —The Notes are not principal protected. If both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the applicable Reference Asset: (i) the Trading Level of the applicable Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset. In that event, we, at our option, will either: (i) physically deliver to you an amount of the applicable Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the applicable Reference Asset.

•

Return Limited to Coupon  — Your return is limited to the principal amount you invested plus the coupon payments. You will not participate in any appreciation in the value of the applicable Reference Asset.

•

No Secondary Market — Because none of the Notes will not be listed on any securities exchange, a secondary trading market is not expected to develop, and, if such a market were to develop, it may not be liquid. Bear, Stearns & Co. Inc. intends under ordinary market conditions to indicate prices for each of the Notes on request. However, there can be no guarantee that bids for any of the outstanding Notes will be made in the future; nor can the prices of those bids be predicted.

•

No Interest, Dividend or Other Payments  — You will not receive any interest or dividend payments or other distributions on the stock comprising the applicable Reference Asset; nor will such payments be included in the calculation of the Cash Settlement Value you will receive at maturity.

•

Taxes  — We intend to treat each Note as a put option written by you in respect of the applicable Reference Asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of each of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

•

Each of the Notes may be Affected by Certain Corporate Events and you will have Limited Antidilution Protection.  — Following certain corporate events relating to the underlying applicable Reference Asset (where the underlying company is not the surviving entity), you will receive at maturity, cash or a number of shares of the common stock of a successor corporation to the underlying company, based on the Closing Price of such successor’s common stock. The Calculation Agent for each of the Notes will adjust the amount payable at maturity by adjusting the Initial Level of the applicable Reference Asset, Contingent Protection Level, Contingent Protection Price and Exchange Ratio for certain events affecting the applicable Reference Asset, such as stock splits and stock dividends and certain other corporate events involving an underlying company. However, the Calculation Agent is not required to make an adjustment for every corporate event that can affect the applicable Reference Asset. If an event occurs that is perceived by the market to dilute the applicable Reference Asset but that does not require the Calculation Agent to adjust the amount of the applicable Reference Asset payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected.

INTEREST AND PAYMENT AT MATURITY

Interest.  The interest rate for each of the Notes is designated on the cover of this free-writing prospectus. The interest paid will include interest accrued from the Original Issue Date to, but excluding, the relevant Interest Payment Date or Maturity Date. Interest will be paid to the person in whose name the Note is registered at the close of business on the Record Date before each Interest Payment Date. However, interest payable on the Maturity Date will be payable to the person to whom principal is payable. If the Interest Payment Date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the stated Maturity Date.

Payment at Maturity.  We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Trading Level of the applicable Reference Asset never equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of the applicable Reference Asset is equal to or greater than the Initial Level of the applicable Reference Asset.

However, if both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the applicable Reference Asset: (i) the Trading Level of the applicable Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset.

In that event, we, at our option, will either: (i) physically deliver to you an amount of the applicable Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the applicable Reference Asset. It is our intent to physically deliver the applicable Reference Asset when applicable, but we reserve the right to settle the Note in cash.

We will (i) provide written notice to the Trustee and to the Depositary, on or prior to the Business Day immediately prior to the Maturity Date of the amount of cash or number of shares of the applicable Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the applicable Reference Asset), as applicable, to be delivered, and (ii) deliver such cash or shares of the applicable Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the applicable Reference Asset), if applicable, to the Trustee for delivery to you. The Calculation Agent shall determine the Exchange Ratio.

REFERENCE ASSET INFORMATION

We urge you to read the section “Sponsors or Issuers and Reference Asset” on page S-20 in the Prospectus Supplement. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by each company issuing a Reference Asset can be located by reference to the SEC file number provided below.

The summary information below regarding the company issuing the stock comprising the applicable Reference Asset comes from the issuer’s SEC filings and has not been independently verified by us.  We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuer of the applicable Reference Asset with the SEC. Investors are urged to refer to the SEC filings made by the applicable issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of the applicable issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of the issuer.

Advanced Micro Devices, Inc. (“AMD”)

                Advanced Micro Devices, Inc.’s (“AMD”) common stock, par value $0.01 per share, trades on the NYSE under the symbol “AMD.” AMD is a semiconductor company with manufacturing or testing facilities in the United States, Europe and Asia, and sales offices throughout the world. AMD designs, manufactures and markets microprocessor solutions for the computing, communications and consumer electronics markets. These solutions include embedded microprocessors for personal connectivity devices and other consumer markets. AMD’s SEC file number is 001-07882.

D.R. Horton, Inc. (“DHI”)

                D.R. Horton, Inc.’s (“D.R. Horton”) common stock, par value $0.01 per share, trades on the NYSE under the symbol “DHI.” D.R. Horton is a homebuilding company in the United States. D.R. Horton constructs and sells single-family homes through operating divisions in 25 states and 74 metropolitan markets of the United States, primarily under the name of D.R. Horton, America’s Builder. D.R. Horton’s financial reporting segments consist of homebuilding and financial services. In addition to building traditional single-family detached homes, the homebuilding segment also builds attached homes, such as town homes, duplexes, triplexes and condominiums (including some mid-rise buildings), which share common walls and roofs. The financial services segment generates its revenues from originating and selling mortgages and collecting fees for title insurance and closing services. D.R. Horton’s SEC file number is 001-14122.

XM Satellite Radio Holdings Inc. (“XMSR”)

                XM Satellite Radio Holdings Inc.’s (“XM”) common stock, par value $0.01 per share, trades on Nasdaq under the symbol “XMSR.” XM is a satellite radio service company providing to over 6 million subscribers music, news, talk, information, entertainment and sports programming for reception by vehicle, home and portable radios nationwide and over the Internet. The full channel lineup as of January 31, 2006 includes over 160 channels, featuring 67 commercial-free music channels; 34 news, talk and entertainment channels; 39 sports channels; 21 Instant Traffic & Weather channels; and one emergency alert channel. Also included in the XM radio service, at no additional charge, are the XM customizable sports and stock tickers available to users of the latest receivers such as SkyFi 2, XM2go and Roady XT. XM’s SEC file number is 000-27441.

ILLUSTRATIVE EXAMPLES & HISTORICAL TABLES

The following are illustrative examples demonstrating the hypothetical amounts payable at maturity based on the assumptions outlined below. These examples do not purport to be representative of every possible scenario concerning increases or decreases in the applicable Reference Asset or of the movements that are likely to occur with respect to the relevant Reference Asset. You should not construe these examples or the data included in tables as an indication of the expected performance of any of the Notes. Some amounts are rounded and actual returns may be different.

Advanced Micro Devices, Inc. (“AMD”)

Assumptions:

•

Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity. No Market Disruption Events or Events of Default occur during the term of the Notes.

•	Initial Level: $34.00
•	Contingent Protection Level: 80%
•	Contingent Protection Price: $27.20 ($34.00 x 80%)
•	Exchange Ratio: 29 ($1,000/$34.00)
•	Coupon: 15.0% per annum, paid quarterly ($37.50 per quarter) in arrears.
•

The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%. The 1-year total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges. Both a positive reinvestment rate, or if any brokerage fees or charges were incurred, would increase the total return on the Notes relative to the total return of the Reference Asset.

•	Maturity: 1 year
•	Dividend and dividend yield on the Reference Asset: $0.00 and 0.00% per annum

Example 1 — On the Calculation Date, the Final Level of $37.40 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Price was ever reached or breached, plus four interest payments of $37.50 each, for payments totaling $1,150.00. If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $1,100.00 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. You would have earned a 15.00% return with an investment in the Notes and a 10.00% return with a direct investment in the Reference Asset.

Example 2 — On the Calculation Date, the Final Level of $30.60 is below the Initial Level, but the Trading Level never equaled or fell below the Contingent Protection Price. As discussed in example 1 above, an investor would receive total payments of $1,150.00, earning a 15.00% return over the term of the Notes. A direct investment in the Reference Asset during that same one-year time period would have generated a return of $900.00 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. You would have earned a 15.00% return with an investment in the Notes and incurred a loss of 10.00% with a direct investment in the Reference Asset.

Example 3 — On the Calculation Date, the Final Level of $18.70 is below the Initial Level and also is below the Contingent Protection Price. At our election, an investor would receive a number of shares equal to the Exchange Ratio, plus the Fractional Share Cash Amount plus the four interest payments of $37.50, which is 29 shares (worth $18.70 each) plus $7.70 (the Fractional Share Cash Amount) plus $150.00 (four interest payments of $37.50 each). The cash equivalent equals $700.00. If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $550.00 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. An investment in the Notes would have resulted in a loss of 30.00%, while a direct investment in the Reference Asset would have resulted in a loss of 45.00%.

Table of Hypothetical Cash Settlement Values

Assumes the Trading Level Never Equals or Falls Below the Contingent Protection Price Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	1-Year Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	1-Year Total Return
34.00	67.74	$1,000.00	15.00%	15.00%	99.24%	0.00%	99.24%
34.00	54.19	$1,000.00	15.00%	15.00%	59.39%	0.00%	59.39%
34.00	45.16	$1,000.00	15.00%	15.00%	32.83%	0.00%	32.83%
34.00	39.27	$1,000.00	15.00%	15.00%	15.50%	0.00%	15.50%
34.00	35.70	$1,000.00	15.00%	15.00%	5.00%	0.00%	5.00%
34.00	34.00	$1,000.00	15.00%	15.00%	0.00%	0.00%	0.00%
34.00	32.30	$1,000.00	15.00%	15.00%	-5.00%	0.00%	-5.00%
34.00	29.07	$1,000.00	15.00%	15.00%	-14.50%	0.00%	-14.50%

Table of Hypothetical Cash Settlement Values

Assumes the Trading Level Does Equal or Fall Below the Contingent Protection Price Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	1-Year Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	1-Year Total Return
34.00	67.74	$1,000.00	15.00%	15.00%	99.24%	0.00%	99.24%
34.00	54.19	$1,000.00	15.00%	15.00%	59.39%	0.00%	59.39%
34.00	45.16	$1,000.00	15.00%	15.00%	32.83%	0.00%	32.83%
34.00	39.27	$1,000.00	15.00%	15.00%	15.50%	0.00%	15.50%
34.00	35.70	$1,000.00	15.00%	15.00%	5.00%	0.00%	5.00%
34.00	34.00	$1,000.00	15.00%	15.00%	0.00%	0.00%	0.00%
34.00	32.30	$950.00	15.00%	10.00%	-5.00%	0.00%	-5.00%
34.00	29.07	$855.00	15.00%	0.50%	-14.50%	0.00%	-14.50%
34.00	24.71	$726.75	15.00%	-12.33%	-27.33%	0.00%	-27.33%
34.00	19.77	$581.40	15.00%	-26.86%	-41.86%	0.00%	-41.86%
34.00	14.83	$436.05	15.00%	-41.40%	-56.40%	0.00%	-56.40%

34.00	10.38	$305.24	15.00%	-54.48%	-69.48%	0.00%	-69.48%
34.00	6.75	$198.40	15.00%	-65.16%	-80.16%	0.00%	-80.16%
34.00	4.05	$119.04	15.00%	-73.10%	-88.10%	0.00%	-88.10%
34.00	2.23	$65.47	15.00%	-78.45%	-93.45%	0.00%	-93.45%
34.00	1.11	$32.74	15.00%	-81.73%	-96.73%	0.00%	-96.73%
34.00	0.50	$14.73	15.00%	-83.53%	-98.53%	0.00%	-98.53%

The following table sets forth, on a per share basis, the high and low intraday sale prices, as well as end-of-quarter closing prices, for the Reference Asset during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	30.15	14.13	26.54
June 29, 2001	34.65	18.73	28.90
September 28, 2001	30.20	7.80	8.15
December 31, 2001	18.62	7.69	15.86
March 29, 2002	20.60	12.63	14.71
June 28, 2002	15.30	7.95	9.72
September 30, 2002	10.88	5.20	5.34
December 31, 2002	9.60	3.10	6.46
March 31, 2003	7.79	4.78	6.18
June 30, 2003	8.59	5.80	6.41
September 30, 2003	12.87	6.25	11.11
December 31, 2003	18.50	11.01	14.90
March 31, 2004	17.50	13.60	16.23
June 30, 2004	17.60	13.65	15.90
September 30, 2004	15.90	10.76	13.00
December 31, 2004	24.95	13.09	22.02
March 31, 2005	22.30	14.63	16.12
June 30, 2005	18.34	14.08	17.34
September 30, 2005	25.75	17.22	25.20
December 31, 2005	31.84	20.22	30.60
March 31, 2006	42.70	30.88	33.16
April 1, 2006 to May 12, 2006 only	35.75	29.97	31.66

D.R. Horton, Inc. (“DHI”)

Assumptions:

•

Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity. No Market Disruption Events or Events of Default occur during the term of the Notes.

•	Initial Level: $27.00
•	Contingent Protection Level: 80%
•	Contingent Protection Price: $21.60 ($27.00 x 80%)
•	Exchange Ratio: 37 ($1,000/$27.00)
•	Coupon: 13.0% per annum, paid quarterly ($32.50 per quarter) in arrears.
•

The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%. The 1-year total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges. Both a positive reinvestment rate, or if any brokerage fees or charges were incurred, would increase the total return on the Notes relative to the total return of the Reference Asset.

•	Maturity: 1 year
•	Dividend and dividend yield on the Reference Asset: $0.41 and 1.50% per annum

Example 1 — On the Calculation Date, the Final Level of $29.70 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Price was ever reached or breached, plus four interest payments of $32.50 each, for payments totaling $1,130.00. If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $1,100.41 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. You would have earned a 13.00% return with an investment in the Notes and a 10.04% return with a direct investment in the Reference Asset.

Example 2 — On the Calculation Date, the Final Level of $24.30 is below the Initial Level, but the Trading Level never equaled or fell below the Contingent Protection Price. As discussed in example 1 above, an investor would receive total payments of $1,130.00, earning a 13.00% return over the term of the Notes. A direct investment in the Reference Asset during that same one-year time period would have generated a return of $900.41 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. You would have earned a 13.00% return with an investment in the Notes and incurred a loss of 9.96% with a direct investment in the Reference Asset.

Example 3 — On the Calculation Date, the Final Level of $14.85 is below the Initial Level and also is below the Contingent Protection Price. At our election, an investor would receive a number of shares equal to the Exchange Ratio, plus the Fractional Share Cash Amount plus the four interest payments of $32.50, which is 37 shares (worth $14.85 each) plus $0.55 (the Fractional Share Cash Amount) plus $130.00 (four interest payments of $32.50 each). The cash equivalent equals $680.00. If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $550.41 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. An investment in the Notes would have resulted in a loss of 32.00%, while a direct investment in the Reference Asset would have resulted in a loss of 44.96%.

Table of Hypothetical Cash Settlement Values

Assumes the Trading Level Never Equals or Falls Below the Contingent Protection Price Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	1-Year Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	1-Year Total Return
27.00	53.79	$1,000.00	13.00%	13.00%	99.24%	0.00%	99.24%
27.00	43.04	$1,000.00	13.00%	13.00%	59.39%	0.00%	59.39%
27.00	35.86	$1,000.00	13.00%	13.00%	32.83%	0.00%	32.83%
27.00	31.19	$1,000.00	13.00%	13.00%	15.50%	0.00%	15.50%
27.00	28.35	$1,000.00	13.00%	13.00%	5.00%	0.00%	5.00%
27.00	27.00	$1,000.00	13.00%	13.00%	0.00%	0.00%	0.00%
27.00	25.65	$1,000.00	13.00%	13.00%	-5.00%	0.00%	-5.00%
27.00	23.09	$1,000.00	13.00%	13.00%	-14.50%	0.00%	-14.50%

Table of Hypothetical Cash Settlement Values

Assumes the Trading Level Does Equal or Fall Below the Contingent Protection Price Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	1-Year Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	1-Year Total Return
27.00	53.79	$1,000.00	13.00%	13.00%	99.24%	0.00%	99.24%
27.00	43.04	$1,000.00	13.00%	13.00%	59.39%	0.00%	59.39%
27.00	35.86	$1,000.00	13.00%	13.00%	32.83%	0.00%	32.83%
27.00	31.19	$1,000.00	13.00%	13.00%	15.50%	0.00%	15.50%
27.00	28.35	$1,000.00	13.00%	13.00%	5.00%	0.00%	5.00%
27.00	27.00	$1,000.00	13.00%	13.00%	0.00%	0.00%	0.00%
27.00	25.65	$950.00	13.00%	8.00%	-5.00%	0.00%	-5.00%
27.00	23.09	$855.00	13.00%	-1.50%	-14.50%	0.00%	-14.50%
27.00	19.62	$726.75	13.00%	-14.33%	-27.33%	0.00%	-27.33%
27.00	15.70	$581.40	13.00%	-28.86%	-41.86%	0.00%	-41.86%
27.00	11.77	$436.05	13.00%	-43.40%	-56.40%	0.00%	-56.40%
27.00	8.24	$305.24	13.00%	-56.48%	-69.48%	0.00%	-69.48%

27.00	5.36	$198.40	13.00%	-67.16%	-80.16%	0.00%	-80.16%
27.00	3.21	$119.04	13.00%	-75.10%	-88.10%	0.00%	-88.10%
27.00	1.77	$65.47	13.00%	-80.45%	-93.45%	0.00%	-93.45%
27.00	0.88	$32.74	13.00%	-83.73%	-96.73%	0.00%	-96.73%
27.00	0.40	$14.73	13.00%	-85.53%	-98.53%	0.00%	-98.53%

The following table sets forth, on a per share basis, the high and low intraday sale prices, as well as end-of-quarter closing prices, for the Reference Asset during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	7.66	5.65	6.67
June 29, 2001	8.20	6.09	7.18
September 28, 2001	9.49	5.54	6.61
December 31, 2001	10.64	6.30	10.31
March 29, 2002	13.91	9.45	11.99
June 28, 2002	13.15	10.45	12.45
September 30, 2002	12.84	8.78	8.93
December 31, 2002	10.08	7.69	8.35
March 31, 2003	9.84	8.18	9.27
June 30, 2003	15.64	9.15	13.61
September 30, 2003	16.15	12.99	15.88
December 31, 2003	22.07	15.82	21.04
March 31, 2004	26.70	18.00	25.92
June 30, 2004	26.30	18.07	20.84
September 30, 2004	25.26	18.17	24.36
December 31, 2004	30.90	20.07	29.74
March 31, 2005	34.09	26.99	28.83
June 30, 2005	38.77	26.46	37.20
September 30, 2005	42.35	33.04	35.90
December 31, 2005	38.33	28.61	35.52
March 31, 2006	41.41	30.70	33.11
April 1, 2006 to May 12, 2006 only	35.15	28.53	29.05

XM Satellite Radio Holdings Inc. (“XMSR”)

Assumptions:

•

Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity. No Market Disruption Events or Events of Default occur during the term of the Notes.

•	Initial Level: $16.50
•	Contingent Protection Level: 70%
•	Contingent Protection Price: $11.55 ($16.50 x 70%)
•	Exchange Ratio: 60 ($1,000/$16.50)
•	Coupon: 14.0% per annum, paid quarterly ($35.00 per quarter) in arrears.
•

The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%. The 1-year total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges. Both a positive reinvestment rate, or if any brokerage fees or charges were incurred, would increase the total return on the Notes relative to the total return of the Reference Asset.

•	Maturity: 1 year
•	Dividend and dividend yield on the Reference Asset: $0.00 and 0.00% per annum

Example 1 — On the Calculation Date, the Final Level of $18.15 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Price was ever reached or breached, plus four interest payments of $35.00 each, for payments totaling $1,140.00. If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $1,100.00 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. You would have earned a 14.00% return with an investment in the Notes and a 10.00% return with a direct investment in the Reference Asset.

Example 2 — On the Calculation Date, the Final Level of $14.85 is below the Initial Level, but the Trading Level never equaled or fell below the Contingent Protection Price. As discussed in example 1 above, an investor would receive total payments of $1,140.00, earning a 14.00% return over the term of the Notes. A direct investment in the Reference Asset during that same one-year time period would have generated a return of $900.00 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. You would have earned a 14.00% return with an investment in the Notes and incurred a loss of 10.00% with a direct investment in the Reference Asset.

Example 3 — On the Calculation Date, the Final Level of $9.08 is below the Initial Level and also is below the Contingent Protection Price. At our election, an investor would receive a number of shares equal to the Exchange Ratio, plus the Fractional Share Cash Amount plus the four interest payments of $35.00, which is 60 shares (worth $9.08 each) plus $5.50 (the Fractional Share Cash Amount) plus $140.00 (four interest payments of $35.00 each). The cash equivalent equals $690.30. If you had invested directly in the Reference Asset for the same one-year period, you would have received total cash payments of $550.30 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. An investment in the Notes would have resulted in a loss of 30.97%, while a direct investment in the Reference Asset would have resulted in a loss of 44.97%.

Table of Hypothetical Cash Settlement Values

Assumes the Trading Level Never Equals or Falls Below the Contingent Protection Price Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in% Terms)	1-Year Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	1-Year Total Return
16.50	32.87	$1,000.00	14.00%	14.00%	99.24%	0.00%	99.24%
16.50	26.30	$1,000.00	14.00%	14.00%	59.39%	0.00%	59.39%
16.50	21.92	$1,000.00	14.00%	14.00%	32.83%	0.00%	32.83%
16.50	19.06	$1,000.00	14.00%	14.00%	15.50%	0.00%	15.50%
16.50	17.33	$1,000.00	14.00%	14.00%	5.00%	0.00%	5.00%
16.50	16.50	$1,000.00	14.00%	14.00%	0.00%	0.00%	0.00%
16.50	15.68	$1,000.00	14.00%	14.00%	-5.00%	0.00%	-5.00%
16.50	14.11	$1,000.00	14.00%	14.00%	-14.50%	0.00%	-14.50%
16.50	11.99	$1,000.00	14.00%	14.00%	-27.33%	0.00%	-27.33%

Table of Hypothetical Cash Settlement Values

Assumes the Trading Level Does Equal or Fall Below the Contingent Protection Price Before the Calculation Date

		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in% Terms)	1-Year Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	1-Year Total Return
16.50	32.87	$1,000.00	14.00%	14.00%	99.24%	0.00%	99.24%
16.50	26.30	$1,000.00	14.00%	14.00%	59.39%	0.00%	59.39%
16.50	21.92	$1,000.00	14.00%	14.00%	32.83%	0.00%	32.83%
16.50	19.06	$1,000.00	14.00%	14.00%	15.50%	0.00%	15.50%
16.50	17.33	$1,000.00	14.00%	14.00%	5.00%	0.00%	5.00%
16.50	16.50	$1,000.00	14.00%	14.00%	0.00%	0.00%	0.00%
16.50	15.68	$950.00	14.00%	9.00%	-5.00%	0.00%	-5.00%
16.50	14.11	$855.00	14.00%	-0.50%	-14.50%	0.00%	-14.50%
16.50	11.99	$726.75	14.00%	-13.33%	-27.33%	0.00%	-27.33%
16.50	9.59	$581.40	14.00%	-27.86%	-41.86%	0.00%	-41.86%
16.50	7.19	$436.05	14.00%	-42.40%	-56.40%	0.00%	-56.40%
16.50	5.04	$305.24	14.00%	-55.48%	-69.48%	0.00%	-69.48%

16.50	3.27	$198.40	14.00%	-66.16%	-80.16%	0.00%	-80.16%
16.50	1.96	$119.04	14.00%	-74.10%	-88.10%	0.00%	-88.10%
16.50	1.08	$65.47	14.00%	-79.45%	-93.45%	0.00%	-93.45%
16.50	0.54	$32.74	14.00%	-82.73%	-96.73%	0.00%	-96.73%
16.50	0.24	$14.73	14.00%	-84.53%	-98.53%	0.00%	-98.53%

The following table sets forth on a per share basis the high and low intraday sale prices, as well as end-of-quarter closing prices, for the Reference Asset during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	21.06	6.38	6.94
June 29, 2001	17.50	3.87	16.20
September 28, 2001	17.20	4.02	5.24
December 31, 2001	20.68	4.30	18.36
March 29, 2002	19.20	10.70	13.77
June 28, 2002	14.70	6.26	7.25
September 30, 2002	7.70	2.63	3.90
December 31, 2002	4.12	1.66	2.69
March 31, 2003	6.90	2.40	5.89
June 30, 2003	13.28	5.56	10.99
September 30, 2003	16.90	10.02	15.50
December 31, 2003	27.30	15.56	26.29
March 31, 2004	29.96	20.55	27.93
June 30, 2004	30.96	20.35	27.29
September 30, 2004	31.52	23.55	31.02
December 31, 2004	40.89	27.50	37.62
March 31, 2005	38.28	27.99	31.63
June 30, 2005	34.83	26.16	33.66
September 30, 2005	37.31	32.57	35.91
December 31, 2005	36.91	26.99	27.28
March 31, 2006	30.46	19.66	22.27
April 1, 2006 to May 12, 2006 only	24.21	16.81	17.09

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the Prospectus Supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of each of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to sell the applicable Reference Asset to you at maturity for an amount equal to the Deposit (as defined below), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option.  We intend to treat all of the Notes consistent with this approach.  Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the applicable Reference Asset for all U.S. federal income tax purposes.  We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes.  Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations–Tax Treatment of U.S. Holders–Short-Term Deposits” in the accompanying Prospectus Supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

The chart below indicates the yield on the Deposit and the Put Premium, as described in the Prospectus Supplement under the heading “Certain U.S. Federal Income Tax Considerations.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

Reference Asset	Term to Maturity	Coupon Rate, per Annum		Yield on the Deposit, per Annum		Put Premium, per Annum
Advanced Micro Devices, Inc.	1-year	[15.0]	%	[•]	%	[•]	%
D.R. Horton, Inc.	1-year	[13.0]	%	[•]	%	[•]	%
XM Satellite Radio Holdings Inc.	1-year	[14.0]	%	[•]	%	[•]	%